Exhibit 3.2

SONIC CORP.

AMENDED AND RESTATED BY-LAWS

ARTICLE I

Meetings of Stockholders

Section 1.1  Annual Meetings.  The annual meeting of the stockholders for the election of directors and for the transaction of such other business as properly may come before such meeting shall be held each year on such date, and at such time and place within or without the State of Delaware, as may be designated by the Board of Directors.

Section 1.2  Special Meetings.  Special meetings of the stockholders for any proper purpose or purposes may be called at any time by the Board of Directors to be held on such date, and at such time and place within or without the State of Delaware, as the Board of Directors shall direct.  A special meeting of the stockholders shall be called by the president or the secretary of the Corporation whenever stockholders owning a majority of the shares of the Corporation then issued and outstanding and entitled to vote on matters to be submitted to stockholders of the Corporation shall make application therefor in writing.  Any such written request shall state a proper purpose or purposes of the meeting and shall be delivered to the president or the secretary of the Corporation.

Section 1.3  Notice of Meetings.  Written notice, signed by the president, the secretary or any assistant secretary of the Corporation, of every meeting of stockholders stating the date and time when, and the place where, such meeting is to be held, shall be delivered either personally or by mail to each stockholder entitled to vote at such meeting not less than ten (10) nor more than sixty (60) days before the date of such meeting, except as otherwise provided by law.

The purpose or purposes for which such meeting is called may, in the case of an annual meeting, and shall in the case of a special meeting, also be stated in such notice.  If mailed, such notice shall be directed to a stockholder at such stockholder’s address as it shall appear on the stock books of the Corporation, unless such stockholder shall have filed with the president or secretary of the Corporation a written request that notices intended for such stockholder be mailed to some other address, in which case it shall be mailed to the address designated in such request.  Whenever any notice is required to be given under the provisions of the General Corporation Law of the State of Delaware, the Certificate of Incorporation or these By-Laws, a waiver thereof, signed by the stockholder entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent thereto.  Attendance of a stockholder at the meeting shall be deemed equivalent to a written waiver of notice of such meeting.

Section 1.4  Quorum.  The presence at any meeting of stockholders, in person or by proxy, of the holders of record of a majority of the shares then issued and outstanding and entitled to vote shall be necessary and sufficient to constitute a quorum for the transaction of business, except as otherwise provided by law.

Section 1.5  Adjournments.  In the absence of a quorum, the stockholders so present by a majority in voting power thereof, or, if no stockholder entitled to vote is present in person or by proxy, any officer entitled to preside at or act as secretary of a meeting of stockholders, may adjourn such meeting from time to time until a quorum shall be present.

Section 1.6  Voting.  Directors shall be chosen by a plurality of the votes cast at the election, and, except as otherwise provided by law or by the Certificate of Incorporation, all other questions shall be determined by a majority of the votes cast on such question.

Section 1.7  Proxies.  Any stockholder entitled to vote may vote by proxy, provided that the instrument authorizing such proxy to act shall have been executed in writing (which shall include telegraphing or cabling) by the stockholder himself or herself or by such stockholder’s duly authorized attorney.

Section 1.8  Judges of Election.  The Board of Directors may appoint judges of election to serve at any election of directors and at balloting on any other matter that may properly come before a meeting of stockholders.  If no such appointment shall be made, or if any of the judges so appointed shall fail to attend, or refuse or be unable to serve, then such appointment may be made by the presiding officer at the meeting.

ARTICLE II

Board of Directors

Section 2.1  Number.  The number of directors which shall constitute the whole Board of Directors shall be fixed from time to time by resolution of the Board of Directors or stockholders (any such resolution of either the Board of Directors or stockholders being subject to any later resolution of either of them).  The first Board of Directors and subsequent Boards of Directors shall consist of three (3) directors until changed as herein provided.

Section 2.2  Election and Term of Office.  Directors shall be elected at the annual meeting of the stockholders, except as provided in Section 2.3.  Each director (whether elected at an annual meeting or to fill a vacancy or otherwise) shall continue in office until such Director’s successor shall have been elected and qualified or until such Director’s earlier death, resignation or removal in the manner hereinafter provided.

Section 2.3  Vacancies and Additional Directorships.  If any vacancy shall occur among the directors by reason of death, resignation or removal, or as the result of an increase in the number of directorships, a majority of the directors then in office, or a sole remaining director, though less than a quorum, may fill any such vacancy.

Section 2.4  Regular Meetings.  Regular meetings of the Board of Directors may be held at such places within or without the State of Delaware and at such times as the Board of Directors may from time to time determine.

Section 2.5  Special Meetings.  Special meetings of the Board of Directors may be held at any time or place within or without the State of Delaware whenever called by the president, any vice president, the secretary, or by any member of the Board of Directors.  Notice of a special meeting of the Board of Directors shall be given by the person or persons calling the meeting at least twenty-four hours before the special meeting.

Section 2.6  Waiver of Notice.  Whenever any notice is required to be given under the provisions of the General Corporation Law of the State of Delaware, the Certificate of Incorporation or these By-Laws, a waiver thereof, signed by the director entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent thereto.  Attendance of a director at a meeting shall be deemed equivalent to a written waiver of notice of such meeting.

Section 2.7  Quorum.  At each meeting of the Board of Directors, the presence of a majority of the total number of members of the Board of Directors as constituted from time to time shall be necessary and sufficient to constitute a quorum for the transaction of business, except that when the Board of Directors consists of one or two directors, then the one or two directors, respectively, shall constitute a quorum.  In the absence of a quorum, a majority of those present at the time and place of any meeting may adjourn the meeting from time to time until a quorum shall be present and the meeting may be held as so adjourned without further notice or waiver.  A majority of those present at any meeting at which a quorum is present may decide any question brought before such meeting, except as otherwise provided by law, the Certificate of Incorporation or these By-Laws.

Section 2.8 Telephonic Meetings.  Unless otherwise restricted by the Certificate of Incorporation or these By-Laws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or such committee, as the case may be, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

Section 2.9  Resignation of Directors.  Any director may resign at any time by giving written notice of such resignation to the Board of Directors.  Unless otherwise specified in such notice, such resignation shall take effect upon receipt thereof by the Board of Directors or any such officer, and the acceptance of such resignation shall not be necessary to make it effective.

Section 2.10  Removal of Directors.  At any special meeting of the stockholders, duly called as provided in these By-Laws, any director or directors may be removed from office, either with or without cause, as provided by law.  At such meeting a successor or successors may be elected by a plurality of the votes cast, or if any such vacancy is not so filled, it may be filled by the directors as provided in Section 2.3.

Section 2.11  Compensation of Directors.  Directors shall receive such reasonable compensation for their services whether in the form of salary or a fixed fee for attendance at meetings, with expenses, if any, as the Board of Directors may from time to time determine.  Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

Section 2.12  General Powers.  The Board of Directors shall have all powers necessary or appropriate for the management of the business and affairs of the Corporation, and, in addition to the power and authority conferred by these By-Laws, may exercise all powers of the Corporation and do all such lawful acts and things as are not by statute, these By-Laws or the Certificate of Incorporation directed or required to be exercised or done by the stockholders.

Notwithstanding anything in these By-Laws to the contrary, except to the extent prohibited by law, the Board of Directors shall have the right (which, to the extent exercised, shall be exclusive) to establish the rights, powers, duties, rules and procedures that from time to time shall govern the Board of Directors and each of its members, including, without limitation, the vote required for any action by the Board of Directors, and that from time to time shall affect the Directors’ power to manage the business and affairs of the Company; and no By-Law shall be adopted by stockholders which shall impair or impede the implementation of the foregoing.

ARTICLE III

Committees of the Board

Section 3.1  Committees.  The Board of Directors may designate one or more committees, each committee to consist of one or more of the directors of the Corporation.  The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.  In the absence or disqualification of a member of the committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member.  Any such committee, to the extent permitted by law and to the extent provided in any resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it.

Section 3.2  Committee Rules.  Unless the Board of Directors otherwise provides, each committee designated by the Board of Directors may make, alter and repeal rules for the conduct of its business.  In the absence of such rules each committee shall conduct its business in the same manner as the Board of Directors conducts its business pursuant to Article II of these By-Laws.

ARTICLE IV

Officers

Section 4.1  Officers.  The Corporation shall have such officers as are appointed from time to time by the Board of Directors.

Section 4.2  Election, Term of Office and Qualifications.  Each officer (except such officers as may be appointed in accordance with the provisions of Section 4.3) shall be elected by the Board of Directors.  Each such officer shall hold such office until such officer’s successor shall have been elected and qualified, or until such officer’s death, or until such officer shall have resigned in the manner provided in Section 4.4 or shall have been removed in the manner provided in Section 4.5.

Section 4.3  Subordinate Officers and Agents.   The Board of Directors may delegate to any officer or agent the power to appoint any subordinate officers or agents and to prescribe their respective terms of office, authorities and duties.

Section 4.4  Resignations.  Any officer may resign at any time by giving written notice of such resignation to the Board of Directors.  Unless otherwise specified in such written notice, such resignation shall take effect upon receipt thereof by the Board of Directors, and the acceptance of such resignation shall not be necessary to make it effective.

Section 4.5  Removal.  Any officer may be removed with or without cause at any meeting of the Board of Directors by affirmative vote of a majority of the directors then in office.  Any officer or agent appointed in accordance with the provisions of Section 4.3 may be removed with or without cause at any meeting of the Board of Directors by affirmative vote of a majority of the directors present at such meeting, or at any time by any superior officer or agent upon whom such power of removal shall have been conferred by the Board of Directors.

Section 4.6  Vacancies.  A vacancy in any office by reason of death, resignation, removal, disqualification or any other cause shall be filled for the unexpired portion of the term in the manner prescribed by these By-Laws for regular election or appointment to such office.

Section 4.7  General Duties of Officers.  Each officer shall perform those duties and have such powers as from time to time may be assigned to him or her by the Board of Directors.

Section 4.8  Salaries.  The salaries of the officers of the Corporation shall be fixed from time to time by the Board of Directors, except that the Board of Directors may delegate to any person the power to fix the salaries or other compensation of any officers or agents appointed in accordance with the provisions of Section 4.3.  No officer shall be prevented from receiving such salary by reason of the fact that such officer is also a director of the Corporation.

ARTICLE V

Execution of Instruments and
Deposit of Corporate Funds

Section 5.1  Execution of Instruments Generally.  The Board of Directors may authorize any officer or officers, or agent or agents, to enter into any contract or execute and deliver any instrument in the name and on behalf of the Corporation, and such authorization may be general or confined to specific instances.

Section 5.2  Borrowing.  No loans or advance shall be obtained or contracted for, by or on behalf of the Corporation and no negotiable paper shall be issued in its name, unless and except as authorized by the Board of Directors.  Such authorization may be general or confined to specific instances.  Any officer or agent of the Corporation thereunto so authorized may obtain loans and advances for the Corporation, and for such loans and advances may make, execute and deliver promissory notes, bonds, or other evidences of indebtedness of the Corporation.  Any officer or agent of the Corporation thereunto so authorized may pledge, hypothecate or transfer as security for the payment of any and all loans, advances, indebtedness and liabilities of the Corporation, any and all stocks, bonds, other securities and other personal property at any time held by the Corporation, and to that end may endorse, assign and deliver the same and do every act and thing necessary or proper in connection therewith.

Section 5.3  Deposits.  All funds of the Corporation not otherwise employed shall be deposited from time to time to its credit in such banks or trust companies or with such bankers or other depositaries as the Board of Directors may select, or as may be selected by any officer or officers or agent or agents authorized so to do by the Board of Directors.  Endorsements for deposit to the credit of the Corporation in any of its duly authorized depositaries shall be made in such manner as the Board of Directors from time to time may determine.

Section 5.4  Checks, Drafts, etc.  All checks, drafts or other orders for the payment of money, and all notes or other evidences of indebtedness issued in the name of the Corporation, shall be signed by such officer or officers or agent or agents of the Corporation, and in such manner, as from time to time shall be determined by the Board of Directors.

Section 5.5  Proxies.  Proxies to vote with respect to shares of stock of other corporations owned by or standing in the name of the Corporation may be executed and delivered from time to time on behalf of the Corporation by the President or by any other person or persons thereunto authorized by the Board of Directors.

Section 5.6  Other Contracts and Instruments.  All other contracts and instruments binding the Corporation shall be executed in the name and on the behalf of the Corporation by those officers, employees or agents of the Corporation as may be authorized by the Board of Directors.  That authorization may be general or confirmed to specific instances.

ARTICLE VI

Stock

Section 6.1  Certificates.  The shares of the Corporation shall be uncertificated shares, except to the extent that the Board of Directors has provided by resolution or resolutions that some or all of any or all classes or series of stock of the Corporation shall be represented by certificates.  The Board of Directors or the President may in its sole discretion permit a holder of uncertificated shares to receive upon request a certificate signed by or in the name of the Corporation by the chairperson or vice chairperson of the Board of Directors, if any, or the president or a vice president, and by the treasurer or an assistant treasurer, or the secretary or an assistant secretary, of the Corporation certifying the number of shares owned by such holder in the Corporation.

Such certificate shall be in such form as the Board of Directors may determine, to the extent consistent with applicable law, the Certificate of Incorporation and these By-Laws.  Any of or all the signatures on the certificate may be a facsimile.  In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent, or registrar at the date of issue.

Section 6.2  Lost, Stolen or Destroyed Stock Certificates; Issuance of New Certificates.  The Corporation may issue a new certificate of stock in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or such owner’s legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

ARTICLE VII

Record Dates

Section 7.1  Record Dates.

(a)          In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting.

If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of and to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or if notice is waived by all of the stockholders, at the close of business on the day next preceding the day on which such meeting is held.  A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for such adjourned meeting.

(b)          In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and which date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors.  If no record date has been fixed by the Board of Directors, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by the General Corporation Law of the State of Delaware shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business or an officer or agent of the Corporation having custody of the books in which proceedings of meetings of stockholders are recorded.  Delivery made to the Corporation at its registered office shall be made by personal delivery or by certified or registered mail, return receipt requested.  If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by the General Corporation Law of the State of Delaware, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

(c)          In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (60) days prior to such action.  If no record date is fixed, the record date for determining the stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

ARTICLE VIII

Corporate Seal

Section 8.1  Corporate Seal.  The corporate seal shall be circular in form and shall bear the name of the Corporation and words and figures denoting its organization under the laws of the State of Delaware and the year thereof and otherwise shall be in such form as shall be approved from time to time by the Board of Directors.

ARTICLE IX

Fiscal Year

Section 9.1  Fiscal Year.  The fiscal year of the Corporation shall be the calendar year.

ARTICLE X

Amendments

Section 10.1  Amendments.  All By-Laws of the Corporation may be amended or repealed, and new By-Laws may be made, by an affirmative vote of a majority of the votes cast at any annual or special stockholders’ meeting by holders of outstanding shares of stock of the Corporation entitled to vote, or by an affirmative vote of a majority of the directors present at any organizational, regular, or special meeting of the Board of Directors.

ARTICLE XI

Action Without A Meeting

Section 11.1  Action Without A Meeting.  Any action which might have been taken under these By-Laws by a vote of the stockholders at a meeting thereof may be taken without a meeting, without prior notice and without a vote, if a consent in writing setting forth the action so taken, shall be individually signed and dated by the holders of outstanding shares of stock of the Corporation having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, provided that no written consent will be effective unless the necessary number of written consents is delivered to the Corporation within sixty (60) days of the earliest delivered consent to the Corporation, and provided further that prompt notice shall be given to those stockholders who have not so consented if less than unanimous written consent is obtained.

Any action which might have been taken under these By-Laws by vote of the directors at any meeting of the Board of Directors or any committee thereof may be taken without a meeting if all the members of the Board of Directors or such committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of the Board of Directors or such committee.

ARTICLE XII

Indemnification and Advancement of Expenses

Section 12.1  Indemnification.  The Corporation shall indemnify, in the manner and to the fullest extent permitted by law, any person (or the estate of any person) who was or is a party to, or is threatened to be made a party to, any threatened, pending or completed action, suit or proceeding, whether or not by or in the right of the Corporation, and whether civil, criminal, administrative, investigative or otherwise, by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.  Where required by law, the indemnification provided for herein shall be made only as authorized in the specific case upon a determination, in the manner provided by law, that indemnification of the director, officer, employee or agent is proper in the circumstances. The Corporation may, to the fullest extent permitted by law, purchase and maintain insurance on behalf of any such person against any liability which may be asserted against such person.  To the fullest extent permitted by law, the indemnification provided herein shall include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement, and, in the manner provided by law, any such expenses may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation under this Article XII or otherwise.

The indemnification provided herein shall not be deemed to limit the right of the Corporation to indemnify any other person for any such expenses to the fullest extent permitted by law, nor shall it be deemed exclusive of any other rights to which any person seeking indemnification from the Corporation may be entitled under any agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office.  Such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

Section 12.2  Repeal or Modification.  The provisions of this Article XII relating to indemnification and advancement of expenses constitute a contract between the Corporation and each director, officer, employee or agent of the Corporation who serves in such capacity at any time while those provisions are in effect, whether or not such person continues to serve in such capacity at the time indemnification or advancement is sought.  Any repeal or modification of this Article XII, therefore, shall not adversely affect any rights or protection under this Article XII (expressly including rights to advancement of expenses) of any current or former director, officer, employee or agent in respect of any proceeding (regardless of when such proceeding is first threatened, commenced or completed) arising out of, or related to any act or omission occurring prior to the time of such repeal or modification.

Section 12.3  Remedies of Indemnitee.  If a claim under this Article XII is not paid in full by the Corporation within thirty (30) days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim, and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim.  Neither the failure of the Corporation, including its Board of Directors, independent legal counsel or its stockholders, to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the General Corporation Law of the State of Delaware, nor an actual determination by the Corporation, including its Board of Directors, independent legal counsel or its stockholders, that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.